Exhibit 12.1

CERTIFICATION UNDER SECTION 302

  I, Werner Lanthaler, certify that:

1.	I have reviewed this annual report on Form 20-F of Evotec AG; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 10, 2009

/S/ WERNER LANTHALER
Werner Lanthaler Member of the Management Board and Chief Executive Officer